UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2005

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

585 East 1860 South, Provo, Utah		84606
Address of Principal Executive Offices		Zip Code

(801) 724-6913
Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02                                             Results of Operations and Financial Condition.

On March 16, 2005, INVESTools Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2004.  The Company also announced the completion of the previously announced restatements of its financial statements filed on Forms 10-K and 10-Q for the periods ended December 31, 2002 and 2003, and the first three quarters of 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01                                             Regulation FD Disclosure.

The Company is hereby furnishing information provided to investors as part of the Company’s investor relations activities, which information is posted on the Company’s corporate website in the Investor Relations section.  Such information is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01                                             Other Events.

In its conference call reporting its results of operations for the quarter and year ended December 31, 2004, the Company also announced that despite not holding any workshops in 2005 with its co-branding partner, CNBC, the Company has experienced a 35% increase in the number of workshops held during January and February of 2005 as compared to the same period in 2004.  In addition, the Company also announced that it is revising its investment plans to accelerate the development of its eToolbox project during 2005, which will result in an increase in capital expenditures and project development costs over the next three to four quarters.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1      Press release dated March 16, 2005 issued by INVESTools Inc.

99.2      INVESTools Investor Presentation dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS INC.

By:	/s/	Ida K. Kane
Ida K. Kane
Chief Financial Officer

Dated: March 16, 2005

EXHIBIT INDEX

No.	Description

99.1	Press release dated March 16, 2005 issued by INVESTools Inc.

99.2	INVESTools Investor Presentation dated March 16, 2005